PONDELWILKINSON MS&L
                                                Corporate and Investor Relations

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                                                Los Angeles, CA 90048-4920
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NEWS
RELEASE





                      CONTACTS:     Daryl E. Ansel
                                    Chief Financial Officer
                                    Grill Concepts, Inc.
                                    (310) 820-5559

                                    Roger S. Pondel/Angie Yang
                                    PondelWilkinson MS&L
                                    (323) 866-6060
                                    investor@pondel.com

                                                           FOR IMMEDIATE RELEASE


                GRILL CONCEPTS REPORTS STRONG 2003 SECOND QUARTER


     LOS ANGELES, CALIFORNIA - AUGUST 13, 2002 - Grill Concepts, Inc. (NASDAQ:GRIL) today reported strong second quarter results, with higher revenues and net income, for the three and six-month periods ended June 29, 2003.

     Net income for the 2003 second quarter advanced to $206,000, or $0.04 per diluted share, from a net loss of $77,000, or $0.01 per share, in the corresponding period a year ago.

     Consolidated revenues, including management and license fees, increased
14.3 percent to $11.8 million for the 2003 second quarter, up from $10.3 million in the prior-year period. As shown in the attached schedule, total systemwide sales, including all restaurants, owned, operated, managed and licensed, rose
15.2 percent to $17.4 million from $15.1million a year earlier. Management believes total systemwide sales is a key metric for measuring the current strength of The Grill on the Alley and Daily Grill restaurant brands against its historical performance.

     "The increase in revenues for the quarter is attributable to contributions from our newest Daily Grill restaurant in South Bay which opened in January 2003 and very strong same store sales growth," said Robert Spivak, president and chief executive officer of Grill Concepts. "Same store sales accelerated during the quarter and rose 9.2 percent, benefiting from a combination of higher guest counts and increased average check prices at both our Daily Grill and the Grill on the Alley restaurants. In particular, the Daily Grill branded restaurants continued to show growing brand recognition with a 13.8 percent increase in weighted average weekly sales."

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

     While cost of sales in the second quarter were slightly higher as a percentage of sales due to industry-wide increases in beef costs, operating results continued to benefit from improved labor efficiencies and other cost containment efforts. Total operating expenses were reduced to 70.5 percent of sales from 74.4 percent in the 2002 second quarter.

     For the first six months of 2003, net income more than tripled to $540,000, or $0.10 per diluted share, from $153,000, or $0.03 per diluted share, in the 2002 year-to-date period. Consolidated revenues, including management and license fees, increased 7.4 percent to $23.7 million from $22.1 million in the prior-year period. Total systemwide sales, including all restaurants, owned, operated, managed and licensed, rose 11.2 percent to $34.7 million from $31.2 million a year earlier. Same store sales for the first half of 2003 increased 5.3%.

     Spivak added: "As previously announced, we strengthened our management team with the addition of a Vice President for Marketing, a seasoned industry veteran who we expect will help fuel our momentum with revitalized marketing and advertising campaigns. We also remain excited about the prospects of two new openings planned for the balance of 2003, which include the company's debut in Portland, Oregon and an expansion of our network in the Washington, D.C. metropolitan area with a new Daily Grill restaurant in the heart of Bethesda, Maryland. This is an exciting time for us at Grill Concepts as we believe we are just beginning to realize the tangible benefits from our growing network of restaurants."

ABOUT GRILL CONCEPTS, INC.

     Grill Concepts owns and manages upscale casual and fine dining, full service restaurants under two core brand names: The Grill on the Alley and Daily Grill, serving classic American grill fare in a comfortable, sophisticated atmosphere, featuring hearty portions of freshly prepared signature dishes. The company operates 21 restaurants including The Grill on the Alley-branded restaurants in Beverly Hills, Hollywood and San Jose, California, and Chicago, as well as Daily Grill restaurants in Southern and Northern California, the Washington, D.C. metropolitan region, Houston, Texas and Skokie, Illinois.

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


     This news release contains forward-looking statements, which are based on current operations, plans and expectations. Such statements include, but are not limited to, the company's ability to further enhance productivity and operating efficiencies, the company's ability to implement revitalized marketing and advertising campaigns, the company's ability to open and successfully operate the Portland Daily Grill and the Bethesda Daily Grill and the company's ability to continue expanding its restaurant network, among other factors. Actual results may differ materially from these statements due to risks and uncertainties beyond the company's control, which are detailed from time to time in the company's filings with the United States Securities and Exchange Commission.


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                                 (tables follow)


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

                              GRILL CONCEPTS, INC. AND SUBSIDIARIES
                         CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                           (unaudited)

                                             THREE  MONTHS  ENDED         SIX  MONTHS  ENDED
                                             --------------------        ---------------------
                                             JUNE 29,     JUNE 30,       JUNE 29,      JUNE 30,
                                              2003          2002          2003          2002
                                          ------------  ------------  ------------  ------------
Revenues:
  Sales                                   $11,519,000   $10,062,000   $23,186,000   $21,612,000
  Management and license fees                 262,000       246,000       517,000       468,000
                                          ------------  ------------  ------------  ------------
    Total revenues                         11,781,000    10,308,000    23,703,000    22,080,000
Cost of sales                               3,222,000     2,780,000     6,396,000     5,961,000
                                          ------------  ------------  ------------  ------------
Gross profit                                8,559,000     7,528,000    17,307,000    16,119,000
                                          ------------  ------------  ------------  ------------

Operating expenses:
  Restaurant operating expenses             7,047,000     6,446,000    14,042,000    13,479,000
  Gain on disposal of assets                       --       (71,000)      (12,000)      (71,000)
  General and administrative                  909,000       937,000     1,816,000     1,866,000
  Depreciation and amortization               357,000       357,000       789,000       728,000
  Preopening charges                               --            --       187,000            --
                                          ------------  ------------  ------------  ------------
Total operating expenses                    8,313,000     7,669,000    16,822,000    16,002,000
                                          ------------  ------------  ------------  ------------

Income (loss) from operations                 246,000      (141,000)      485,000       117,000
Interest expense, net                         (44,000)      (56,000)      (92,000)     (101,000)
                                          ------------  ------------  ------------  ------------

Income (loss) before provision for
  income taxes, equity in loss of joint
  venture and minority interest               202,000      (197,000)      393,000        16,000

Provision for income taxes                    (26,000)       (2,000)      (81,000)      (20,000)
Minority interest                              48,000       141,000       264,000       194,000
Equity in loss of joint venture                (6,000)       (7,000)      (11,000)      (12,000)
                                          ------------  ------------  ------------  ------------

Net income (loss)                             218,000       (65,000)      565,000       178,000
Preferred dividends accrued or paid           (12,000)      (12,000)      (25,000)      (25,000)
                                          ------------  ------------  ------------  ------------

Net income (loss) applicable to
  common stock                            $   206,000   $   (77,000)  $   540,000   $   153,000
                                          ============  ============  ============  ============

Net income (loss) per share applicable
  to common stock:
    Basic                                 $      0.04   $     (0.01)  $      0.10   $      0.03
                                          ============  ============  ============  ============
    Diluted                               $      0.04   $     (0.01)  $      0.10   $      0.03
                                          ============  ============  ============  ============

Weighted average shares outstanding:
    Basic                                   5,537,071     5,537,071     5,537,071     5,537,071
                                          ============  ============  ============  ============
    Diluted                                 5,563,370     5,537,071     5,547,389     5,562,651
                                          ============  ============  ============  ============



                           GRILL CONCEPTS, INC. AND SUBSIDIARIES
                   RECONCILIATION OF NON-U.S. GAAP MEASURES TO U.S. GAAP
                                        (unaudited)


SYSTEMWIDE SALES

The following table reconciles Grill Concepts' total consolidated revenues, prepared on the basis of GAAP, to total systemwide sales for the periods presented:


                                      THREE MONTHS ENDED             SIX MONTHS ENDED
                                    ------------------------     -----------------------
                                      JUNE 29,       JUNE 30,      JUNE 29,     JUNE 30,
                                        2003          2002          2003          2002
                                    ------------  ------------  ------------  ------------
Total consolidated revenues         $11,781,000   $10,308,000   $23,703,000   $22,080,000
                                    ------------  ------------  ------------  ------------

Managed restaurants sales             3,734,000     3,267,000     7,035,000     6,352,000

Licensed restaurants sales            2,184,000     1,801,000     4,479,000     3,248,000

  Less management and license fees     (262,000)     (246,000)     (517,000)     (468,000)
                                    ------------  ------------  ------------  ------------

Total systemwide sales              $17,437,000   $15,130,000   $34,700,000   $31,212,000
                                    ============  ============  ============  ============